UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

BORDERFREE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36359	52-2216062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
292 Madison Avenue, 5th Floor
New York, New York 10017
(212) 299-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 24, 2014, Borderfree, Inc. (the “Company”) entered into a Second Amended and Restated Loan and Security Agreement (the “Amended Loan and Security Agreement”) with Silicon Valley Bank (“SVB”). Pursuant to the Amended Loan and Security Agreement, SVB is providing the Company with (i) a 2 year revolving line of credit in the amount of $12,000,000 (the “Line of Credit”) and (ii) a three month seasonal line of credit in the maximum amount of $6,000,000 (the “Seasonal Line”).  The term of the Seasonal Line runs from November 15, 2014 to January 15, 2015.

The Line of Credit and Seasonal Line bear interest at a floating rate equal to the Wall Street Journal Prime Rate, which is currently 3.25% per annum. Interest payments are due monthly with the principal due at maturity.

The Company’s obligations under the Line of Credit and the Seasonal Line are secured by a first priority lien in favor of SVB on substantially all assets of the Company other than the Company’s intellectual property.

The Amended Loan and Security Agreement contains financial covenants including a minimum Adjusted Quick Ratio requirement and a minimum Net Income requirement. The Amended Loan and Security Agreement also contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the Amended Loan and Security Agreement contains customary negative covenants limiting the ability of the Company and its subsidiaries, among other things, to grant liens on the pledged collateral, incur additional indebtedness, make certain investments and acquisitions and dispose of assets outside the ordinary course of business.

The foregoing description of the Amended Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Loan and Security Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1 Second Amended and Restated Loan and Security Agreement dated as of July 24, 2014 between Silicon Valley Bank and Borderfree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BORDERFREE, INC.

Date:	July 25, 2014
By:	/s/ Edwin A. Neumann
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Loan and Security Agreement dated as of July 24, 2014 between Silicon Valley Bank and Borderfree, Inc.